Exhibit 10.19



                            Assets Purchase Agreement




                             Date: November 24, 2004

















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                            Assets Purchase Agreement

This Agreement is made and entered into on November 24, 2004 in Tai'an City, People's Republic of China (hereinafter referred to as "PRC"), by and between the following parties:

      Seller: Shandong Shengda Nanomaterials Co., Ltd (hereinafter referred to as "Party A")
      Legal address: Daiyue Economic Zone, Tai'an City;

      Purchaser: Singapore Eastern Nanomaterials Holdings Pte Ltd (hereinafter referred to as "Party B")
      Legal address: No.9, Laifushi Fang, Republic Building, Singapore

WHEREAS:

1. Party A is a limited liability company duly organized, validly existing and in good standing under the laws of the P.R.C, which legally holds all the property rights of the transferred assets;
2. Party B is a private limited liability company duly organized, validly existing and in good standing under the laws of Singapore;
3. The shareholders' meeting of Party A has passed a resolution, approving the transfer of assets under this Agreement; 4. After friendly negotiation, Party A and Party B reach a common agreement to cooperate and coordinate with each other to guarantee the successful and smooth transfer of the assets.

In   consideration   of  the   recitals   and  of  the   respective   covenants,
representations, warranties and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article 1:  Definition

Except as otherwise referred to, the following terms in this Agreement have the meanings as follows:

1. Transferred Assets: Assets of Party A used for business operation. For the detailed list, see Attachment 1 of the Agreement for the Assets Appraisal Report.
2. Effective Date of the Transfer: Date when all the conditions for effectiveness listed in Article 5 of the Agreement have been fulfilled.
3.    Base Appraisal Date: September 30, 2004
4. Assets Appraisal Report: Appraisal Statement made on the base appraisal date for the transferred assets listed in Attachment 1, which is produced


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      by Tai'an Zhongcheng Limited Liability Certified Public Accounts' Firm and
      confirmed by Mr. Guo Yingchun, a Certified Assets Appraiser in China.

Article 2  Transfer of Assets

1. According to the terms of this Agreement, Party A agrees to transfer the transferred assets to Party B in accordance with the terms in the Agreement on the Effective Date of the Transfer.
2. Party B agrees to acquire the transferred assets from Party A pursuant to the terms and conditions set forth in this Agreement.
3. Starting from the Effective Date of the Transfer set forth in this Agreement, Party B shall become the legal owner of the transferred assets, enjoying all the rights and assuming all the obligations related to the transferred assets, while Party A shall not enjoy any right nor assume any obligation related to the transferred assets, except as otherwise prescribed in this Agreement. Party A shall guarantee to go through all the legal formalities, including the change of certificates of ownership of the relevant equipment and automobiles, insurance contracts and other matters, within thirty days from the Effective Date of the Transfer of this Agreement.
4. From the Effective Date of the Transfer of this Agreement, Party B and its authorized persons shall have the full power and authority to take over the transferred assets and to use them to do business operation or dispose of them in a lawful manner.

Article 3   Transferred Assets

The parties hereby agree that, on the Base Appraisal Date, all the assets under this Agreement that shall be transferred to Party B on the Effective Date of the Transfer are listed in the Assets Appraisal Report in Attachment 1 of this Agreement. The parties hereby confirm that, on the Effective Date of the Transfer, Party A shall transfer all the aforementioned assets to Party B, including all the movable facilities, factory workshops and other buildings used for production, as well as all the documents and materials related to or attached to the transferred assets, including all the business records, accounting and financial records, operation records, statistics materials, instruction manuals, maintenance instructions handbooks, training manual, and so on, that are related to or subordinate to the transferred assets, no matter which form they are recorded, being in a written form or computer software, hardware, or other forms.

If the relevant business requires the approval from governmental agencies or the consent of a third party, the parties shall cooperate to obtain such approval or consent. If such consent cannot be obtained, all the contracts or agreements signed by Party A with customers before the Effective Date of the Transfer


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("customer  contracts") shall be performed by Party A. If Party A cannot perform such obligations set forth in the customer contracts as the relevant business has been transferred to Party B, Party A shall entrust these obligations to Party B, and pay corresponding costs and fees to Party B.

Article 4   Transfer Price, Time and Mode of Payment

1. The parties hereby agree that, according to the appraisal value of the transferred assets recorded in the Assets Appraisal Report, the Transfer Price for the transferred assets in this Agreement amounts to RMB forty-six million six hundred forty-six thousand (46,646,000) yuan.
2. Party B shall pay the Transfer Price to Party A according to the former item of this Agreement within ten working days from the Effective Date of the Transfer set forth in Article 5 of this Agreement.
3. The parties hereby agree that, if, from the Base Appraisal Date to the Effective Date of the Transfer, the value of the transferred assets increases or decreases as a result of the constant business operation of Party A, Party A shall take possession of the increased value or make up for the decreased value.

Article 5  Conditions for the Effectiveness

1. The transfer of the transferred assets under this Agreement shall become effective when the following conditions are fully fulfilled: both parties put official seals on this Agreement, together with the signatures of the legal representatives or authorized representatives of both parties.
2. The aforementioned date when all the conditions are fulfilled is the Effective Date of the Transfer of this Agreement unless both parties agree otherwise.

Article 6   Representations, Warranties and Promises of Party A

Party A hereby makes the following Representations, Warranties and Promises to Party B:

1. Party A is a limited liability company duly organized, validly existing and in good standing under the laws of the P.R.C and has all the necessary power and authority to establish and perform all the responsibilities and obligations under this Agreement. Once signed, this Agreement has lawful and effective bounding effect on Party A. Party A's action of entering into this Agreement with Party B shall not lead to breach of any other contracts, its Articles of association and founding documents as well as any applicable Chinese law and regulation.

2.    Party A has the lawful and absolute ownership and controlling right to the


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      transferred  assets,  and has the  power  to sign  this  Agreement  and to transfer all or any part of the transferred assets, whereas such assets or any right related to such assets are free from the restrictions of any priority rights or the rights of a third party. After transfer of the assets under this Agreement, Party B shall enjoy all the rights as the owner of the transferred assets and can transfer or dispose of such assets in a lawful manner, and shall not be restricted by any detain, mortgage or the rights claimed by a third party.
3. On the signing date and the Effective Date of the Transfer under this Agreement, there is no ongoing litigations, arbitrations or administrative actions in which Party A is involved as one party, or with any part of the
      transferred   assets  as  object,   or  may  involve   Party  A  into  any
      disadvantageous verdict or award, that is, actions that may independently or jointly cause any grave negative impact on the transferred assets or business operation.
4. Party A has obtained all the certificates, documents, licenses, consent, authorization related to the transfer of assets, shall affect the legality of the transferred assets or the ownership of Party A, and do not have any default stipulated in law.
5. All the property contained in the transferred assets that shall be insured according to Chinese law and common practice of the trade have been insured by Party A on the signing date of this Agreement. Such insurance shall be still effective until the Effective Date of the Transfer, and Party A has not claimed any compensation for damages for such insurance. Party A promises that it shall neither take nor ignore any actions that induce or may induce the invalidity of such insurance.
6.    Until the Effective  Date of the Transfer,  Party A is not involved in any
      production  and  operation  contract  or  arrangement   involving  unusual
      business terms and conditions that may cause grave negative impact on the conditions of the transferred assets.
7. Before the Effective Date of the Transfer, Party A's use of the land where the transferred assets occupy has been lawful and there is no need to pay any overdue taxes or fees, Besides, there is no responsibility or liability on the part of Party B as a result of Party A's use of the land before the Effective Date of the Transfer which has not been formally disclosed to Party B.
8. All the taxes and fees related to the transferred assets which have bearings on the validity or completeness of the transferred assets have been paid off, and there are no overdue taxes or fees.
9. No facts about the transferred assets have not been disclosed to Party B by Party A, which might affect the establishment of this Agreement and change the original meaning of any clause of this Agreement once being disclosed.
10.   On the Effective Date of the Transfer,  the factory  workshops,  machines,


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      tools and other equipment included in the transferred assets are all under good operational conditions and regular maintenance and repairs have been done to them.
11. The high-level management or relevant persons in charge shall have the confidentiality obligations for the business secrets or technical know-how about the transferred assets before the Effective Date of the Transfer, and shall not disclose any of them to the outside or use them for business purpose.
12. After the Effective Date of the Transfer, Party A shall not, within or outside the Chinese territory in any forms (including operation on its own or through joint ventures) participate in any business or action which shall bring actual or possible competition to the business operation of Party B in a direct or indirect manner.
13. Until the Effective Date of the Transfer, Party A shall use, maintain and manage the transferred assets in the same way as usual.
14. Until the Effective Date of the Transfer, Party A shall not dispose of any part of the assets in any unusual manner. Compared with the condition on the Base Appraisal Date, the value and composition of the transferred assets shall not be subject to any obvious change which shall put Party B in disadvantage.

Article 7   Representations, Warranties and Promises of Party B

Party B hereby makes the following representations, warranties and promises to Party A:

1. Party B is a limited liability company duly organized, validly existing and in good standing as a wholly foreign funded enterprise under the laws of Singapore, properly owns its lawful assets and operates its ongoing business.
2. Party B has full power and authority to acquire the transferred assets, and has obtained all the lawful authorization for signing and performing this Agreement.
3. Party B shall cooperate with Party A to deal with all the issues during the process of transfer of assets that are not discussed in this Agreement in line with the spirit of the laws and regulations of the state.
4. Party B shall pay the Transfer Price to Party A pursuant to the stipulations set forth in this Agreement.

Article 9   Confidentiality

Except as otherwise clearly prescribed by the applicable Chinese laws or regulations, or relevant Articles of association of the company and stipulations or requirements clearly set forth in applicable Chinese laws and regulations,


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any party,  without  the  consent of the other  party,  shall not  disclose  any information about this Agreement to any third party not involved in this transfer before such transfer has been completed.

Article 10  Miscellaneous

Both Parties mutually agree that anything not covered in this Agreement will be friendly discussed separately by both parties, and supplemental agreements shall be established before the completion date of shares transfer. Supplemental agreements shall be inseparate parts of this Agreement.


Article 11   Liabilities for Breach of Agreement

Any party breaks any representation, warranty or promise made in this Agreement, or fails to abide by any clause of this Agreement, it shall be deemed as being in breach of this agreement. The party in breach shall compensate the observant party for all the losses, and the observant party has the right to decide whether to go on performing or terminate this Agreement.

Article 12  Settlement of Disputes

1. Any disputes arising from the execution of, or in connection with this Agreement shall be settled through friendly negotiation between both parties hereto. In case no settlement to disputes can be reached through friendly negotiation, any party can submit the dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with the Arbitration Rules and the Procedures for the said Commission. The arbitral award shall be final and have binding effect upon both parties.

2. According to applicable Chinese laws, in the event that any provision contained in this Agreement shall be determined to be invalid by the arbitration court, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions of this Agreement shall be in no matter impaired.

Article 13   Applicable Law

The formation, validity, interpretation, execution and settlement of disputes in respect of this Agreement shall be governed by the relevant laws of the PRC.


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Article 14   Assignment of Rights

Without the written consent from the other party, any party shall not assign its rights under this Agreement. The successors and approved assignees of each party shall all be bound by this Agreement.

Article 15   Force majeure

1. "Force majeure" means any unforeseeable event beyond the parties' reasonable control, or any predictable event which cannot be prevented which prevent any party from performing any obligation under this Agreement. Force majeure includes, but is not limited to, earthquake, typhoon, flood, fire or other natural disasters, war, riots, strike or any other similar incident.

2. In the event of force majeure, the prevented party shall notify the other party by quickest means without any delay, and within 15 days thereafter provide detailed information of the events and a valid document for evidence explaining the reason of its inability to execute or delay the execution of all or part of the Agreement. Both parties shall, through consultations, decide whether to delay the performance of this Agreement or to terminate this Agreement.

Article 16  Appendices

All the appendices of this Agreement constitute integral parts of the Agreement, which have the same legal effect.

Article 17   Text

This Agreement is written in Chinese and is made into four original copies, and each party shall keep two copies. Each copy has the same legal effect.












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                            Signatures of the Parties

IN WITNESS WHEREOF, the undersigned have hereunto set their hands to this Agreement in Tai'an City, PRC as of the day and year first above written.



Shandong Shengda Nanomaterials Co. Ltd

Legal representative: Shan Chuanpo

Name: /s/ Shan Chuanpo
     ------------------

Title: Executive Director

November 24, 2004



Singapore Eastern Nanomaterials Holdings Pte Ltd

Authorized representative: Chen Xiangzhi

Name: /s/ Chen Xiangzhi
     -------------------

Title: President

November 24, 2004












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                     Assets Purchase Supplemental Agreement

This Assets Purchase Supplemental Agreement (hereinafter referred to as "this Supplemental Agreement") is entered into on February 20, 2005 in Tai'an City, Shandong Province, People's Republic of China (hereinafter referred to as "PRC") by the following parties:

Seller:  Shandong Shengda  Nanomaterials  Co., Ltd  (hereinafter  referred to as
      "Party A")
Legal address: Daiyue Economic Zone, Tai'an City;

Purchaser:   Singapore  Eastern  Nanomaterials  Holdings  Pte  Ltd  (hereinafter referred to as "Party B")
Legal address: 9, Laifushi Fang, Republic Building, Singapore

WHEREAS:

1. Party A is a limited liability company duly organized, validly existing and in good standing under the laws of the P.R.C, which legally holds all the property rights of the transferred assets;
2. Party B is a private limited liability company duly organized, validly existing and in good standing under the laws of Singapore;
3. Party A and Party B entered into an Assets Purchase Agreement (hereinafter referred to as "Assets Purchase Agreement") on November 24, 2004, and have finished the transfer of relevant assets. Party B has set up Shandong Haize Nanomaterials Co., Ltd (hereinafter referred to as "Haize Nanomaterials") in Tai'an City, Shandong Province, PRC to operate the transferred assets.
4. After friendly negotiations, Party A and Party B agree to collaborate and cooperate with each other. In order to guarantee the assets can be successfully transferred from Party A to Party B, further make clear the respective rights and obligations, with regard to the relevant issues of the transfer of assets, Party A and Party B hereby make this Supplemental Agreement as follows:

Article 1  Definition

For all terms that are not specially defined in this Supplemental Agreement, the meaning thereof is the same as those in the Assets Purchase Agreement entered into on November 24, 2004 by and between the two parties.

Article 2   Compensation Liabilities

For  all   requests,   claims  for  damages,   actions,   losses,   liabilities,
compensations,  expenses as well as expenditures that are directly or indirectly


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sustained  or endured by Party B as a result of the fact that Party A has broken any representation, warranty, promise or agreement made by it in both the Assets Purchase Agreement and this Supplemental Agreement, Party A agrees to compensate Party B and exempt all the losses suffered by Party B. After Party B has taken over the transferred assets, for any claims for damages, compensations, expenses and taxes raised by a third party against Party B concerning the transferred assets, whether Party A has broken any representation, warranty, promise or agreement made by it in both the Assets Purchase Agreement and this Supplemental Agreement, Party A shall take measures to exempt Party B from the claims for damages, or to compensate Party B with all the losses suffered from such claims. Any claim put forward in line with the requirements set forth in this article shall be raised to Party A in a written form, accompanied by reasonable and detailed description of the facts and circumstances on which such a claim bases.

Article 3   Value Increase or Decrease

In accordance with the stipulations set forth in Article 4 (3) of the Assets Purchase Agreement, if, from the Base Appraisal Date to the Effective Date of the Transfer, the value of the transferred assets increases or decreases as a result of the constant business operation of Party A, Party A shall take possession of the increased value or make up for the decreased value.

According to the Balance Sheet of Haize Nanomaterials by the date of December 31, 2004 (see Attachment 1), Party A and Party B confirm irrevocably that, during the period from the Base Appraisal Date to the Effective Date of the Transfer, all the added value of the transferred assets resulting from the constant producing and operating activities of Party A amounts to RMB six million six hundred and sixty-seven thousand six hundred and ninety point eight seven (6,667,690.87) (hereinafter referred to as "the Added Value"). The above added value shall be paid to Party A by Haize Nanomaterials before June 30, 2006.

Article 4   Payment Time of the Transfer Price

Notwithstanding otherwise stipulated in the Assets Purchase Agreement, both parties have agreed that Party B shall pay the transfer price in full to Party A within six months after the founding date of Shandong Haize Nanomaterials Co., Ltd (i.e. December 14, 2004) pursuant to the stipulations set forth in Article 4
(1) of the Assets Purchase Agreement.


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Article 5   Miscellaneous

Party A and Party B hereby agree that, all the other articles of Assets Purchase Agreement are still effective. Relevant provisions in the Assets Purchase Agreement shall be applied to all matters not specially stipulated in this Supplemental Agreement.

Article 6   Effect

Party A and Party B hereby agree that, this Supplemental Agreement shall become effective upon the signature and seal of the legal representatives of both parties.

Article 7   Originals

This Agreement can be made into several originals and be signed. Each original copy has the same legal effect.




                                Page of Signature

                             (No text in this page)

                            Signature of the Parties

IN WITNESS WHEREOF, the undersigned have hereunto set their hands to this Agreement in Tai'an City, PRC as of the day and year first above written.


Shandong Shengda Nanomaterials Co. Ltd

Legal representative: Shan Chuanpo

Name: /s/ Shan Chuanpo
     ------------------

Title:

February 20, 2005


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Singapore Eastern Nanomaterials Holdings Pte Ltd

Legal Representative: Chen Xiangzhi

Name: /s/ Chen Xiangzhi
     -------------------

Title:

February 20, 2005


Shandong Haize Nanomaterials Co., Ltd

Legal Representative:  Jia Hongping

Name: /s/ Jia Hongping
     -----------------

Title:

February 20, 2005















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